Exhibit 99.2

CERTIFICATION

First Citizens Banc Corp. – UST #427

“I, Todd A. Michel, certify, based on my knowledge, that:

(i)	The compensation committee of First Citizens Banc Corp. has discussed, reviewed, and evaluated with senior risk officers, as defined in the regulations and guidance established under Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) (“SEOs”), at least every six months during the part of the most recently completed fiscal year that was a TARP period (the “Applicable Period”), the SEO compensation plans and employee compensation plans, each as defined in the regulations and guidance established under Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), and the risks these plans pose to First Citizens Banc Corp.;

(ii)	The compensation committee of First Citizens Banc Corp. has identified and limited during the Applicable Period any features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Citizens Banc Corp. and during that same Applicable Period has identified any features in the employee compensation plans that pose risks to First Citizens Banc Corp. and has limited those features to ensure that First Citizens Banc Corp. is not unnecessarily exposed to risks;

(iii)	The compensation committee of First Citizens Banc Corp. has reviewed at least every six months during the Applicable Period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of First Citizens Banc Corp. to enhance the compensation of an employee, and has limited any such features;

(iv)	The compensation committee of First Citizens Banc Corp. will certify to the reviews of the SEO compensation plans and employee compensation plans required under paragraphs (i) and (iii) above;

(v)	The compensation committee of First Citizens Banc Corp. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period, as defined in the regulations and guidance established under Section 111 of EESA, the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of First Citizens Banc Corp.;

(B)	Employee compensation plans that unnecessarily expose First Citizens Banc Corp. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of First Citizens Banc Corp. to enhance the compensation of an employee;

(vi)	First Citizens Banc Corp. has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA, of the SEOs and twenty next most highly compensated employees, as defined in the regulations and guidance established under Section 111 of EESA, be subject to a recovery or “clawback” provision during any part of the Applicable Period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)	First Citizens Banc Corp. has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the Applicable Period;

(viii)	First Citizens Banc Corp. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during Applicable Period;

(ix)	First Citizens Banc Corp. and its employees have complied with the excessive or luxury expenditures policy as defined in the regulations and guidance established under Section 111 of EESA during the Applicable Period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)	First Citizens Banc Corp. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the Applicable Period;

(xi)	First Citizens Banc Corp. will disclose the amount, nature, and justification for the offering during the Applicable Period of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)	First Citizens Banc Corp. will disclose whether First Citizens Banc Corp., the board of directors of First Citizens Banc Corp., or the compensation committee of First Citizens Banc Corp. has engaged during the Applicable Period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)	First Citizens Banc Corp. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the Applicable Period;

(xiv)	First Citizens Banc Corp. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between First Citizens Banc Corp. and Treasury, including any amendments;

(xv)	First Citizens Banc Corp. has submitted to Treasury a complete and accurate list of SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title and employer of each SEO and most highly compensated employee identified; and

(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).”

Date: March 19, 2013	/s/ Todd A. Michel
Todd A. Michel
Senior Vice President/Controller